News Release
Investor Contact: Jeffrey Geyer, Jeffrey.Geyer@molinahealthcare.com, 305-317-3012
Media Contact: Caroline Zubieta, Caroline.Zubieta@molinahealthcare.com, 562-951-1588

Molina Healthcare Reports Fourth Quarter and Year-End 2025 Financial Results
Introduces Full Year 2026 Revenue and Earnings Guidance
Long Beach, Calif., February 5, 2026 – Molina Healthcare, Inc. (NYSE: MOH) (the “Company”) today reported fourth quarter 2025 GAAP loss per diluted share of $3.15 and adjusted loss per diluted share of $2.75. The Company also reported full year 2025 GAAP earnings per diluted share of $8.92 and adjusted earnings per diluted share of $11.03. Financial results are summarized below:

	Three months ended		Year ended
	December 31,		December 31,
	2025	2024	2025	2024

(In millions, except per-share results)
Premium Revenue	$10,715	$9,983	$43,052	$38,627
Total Revenue	$11,375	$10,499	$45,426	$40,650

GAAP:
Net (Loss) Income	($160)	$251	$472	$1,179
EPS – Diluted	($3.15)	$4.44	$8.92	$20.42
Medical Care Ratio (MCR)	94.6%	90.2%	91.7%	89.1%
G&A Ratio	7.0%	6.3%	6.6%	6.7%
After-tax Margin	(1.4%)	2.4%	1.0%	2.9%

Adjusted:
Net (Loss) Income	($140)	$286	$584	$1,308
EPS – Diluted	($2.75)	$5.05	$11.03	$22.65
G&A Ratio	6.9%	6.3%	6.5%	6.7%
After-tax Margin	(1.2%)	2.7%	1.3%	3.2%

See the Reconciliation of Unaudited Non-GAAP Financial Measures at the end of this release.

Full Year Highlights
•Fourth quarter 2025 GAAP loss per diluted share of $3.15 and adjusted loss per diluted share of $2.75 were burdened by approximately $2.00 of unfavorable retroactive revenue items.
•Adjusted net income was $11.03 per diluted share for the full year 2025.
•The Company issued its full year 2026 earnings guidance with expected premium revenue of approximately $42 billion and adjusted earnings of at least $5.00 per diluted share. The adjusted earnings guidance is burdened by $2.50 per share related to the implementation of a new Medicaid contract and underperformance in the traditional Medicare Advantage Part D (“MAPD”) product, which the Company will exit for 2027.
•New store embedded earnings are now over $11.00 per diluted share.
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Molina Healthcare, Inc. Reports Fourth Quarter and Year-End 2025 Financial Results

February 5, 2026
“We remain confident in our durable and sustaining operating platform,” said Joseph Zubretsky, President and Chief Executive Officer. “We believe that the imbalance between rates and trend marks 2026 as a trough year for Medicaid industry margins. Even at this low point in the cycle, we continue to produce positive pretax margins in Medicaid. We remain optimistic about the future earnings trajectory of the enterprise which includes anticipated rate restoration and future embedded earnings.”

Premium Revenue
Premium revenue was approximately $43.1 billion for the full year 2025, an increase of 11% year over year. The higher premium revenue reflects recent acquisitions, rate increases, and organic growth.

Net Income
GAAP net income for the full year 2025 was $8.92 per diluted share, a decrease of 56% year over year. Adjusted net income for the full year 2025 was $11.03 per diluted share, a decrease of 51% year over year. The fourth quarter and full year 2025 results were burdened by approximately $2.00 per share of unfavorable retroactive premium adjustments attributable to the Company’s Medicaid business in California and ongoing medical cost pressure in Medicare and Marketplace.

Medical Care Ratio (MCR)
•The consolidated MCR for the full year 2025 was 91.7%.
•The Medicaid MCR for the full year 2025 was 91.8%. The Company experienced medical cost pressure due to continued high levels of utilization. These medical costs were offset by the rate updates that went into effect during the year.
•The Medicare MCR for the full year 2025 was 92.4% and reflects higher utilization among high-acuity members, particularly for long-term services and supports and pharmacy, and slower margin recovery in the Medicare Advantage Part D product.
•The Marketplace MCR for the full year 2025 was 90.6%. The Company continued to experience much higher levels of utilization relative to risk adjustment revenue.

General and Administrative Expense Ratio
The G&A ratio and the adjusted G&A ratio for the full year 2025 were 6.6% and 6.5%, respectively, reflecting continued operating discipline and operating leverage.

Balance Sheet
Cash and investments at the parent company were approximately $223 million as of December 31, 2025, compared to $445 million as of December 31, 2024.
Days in claims payable at December 31, 2025, was 47.

Cash Flow
Operating cash flow for the year ended December 31, 2025, was an outflow of $535 million, compared to an inflow of $644 million for the year ended December 31, 2024. The decrease in cash flow for the period year-over-year was driven mainly by Medicaid risk corridor settlement activity, the timing of tax payments, and lower operating performance in the second half of 2025.

2026 Guidance
Premium revenue guidance for the full year is approximately $42 billion, a decline of approximately 2% from the full year 2025. The planned reduction in the Company’s Marketplace
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Molina Healthcare, Inc. Reports Fourth Quarter and Year-End 2025 Financial Results

February 5, 2026
segment is expected to be partially offset by growth from the new Florida CMS contract in Medicaid and higher premium in Medicare.
The Company expects its full year 2026 GAAP earnings to be at least $3.20 per diluted share and its full year 2026 adjusted earnings to be at least $5.00 per diluted share. The guidance is burdened by $2.50 per diluted share, which includes $1.50 per diluted share due to implementation of the new Florida CMS Medicaid contract and $1.00 per diluted share due to underperformance in the traditional Medicare Advantage Part D product. The Company has determined the MAPD product with approximately $1 billion in annual premium does not align with its strategic shift to focus exclusively on its $5 billion dual eligible business in Medicare. The Company will exit the MAPD product for 2027.
Guidance metrics are summarized below:

Full Year 2026 Guidance
Premium Revenue	$42.2B
Total Revenue	$44.5B
GAAP Net Income	$164M
Adjusted Net Income	$256M
GAAP EPS – Diluted	≥ $3.20
Adjusted EPS – Diluted	≥ $5.00
Diluted weighted average shares	51.1M

Year End Total Membership	5.1M
Medicaid	4.6M
Medicare	230K
Marketplace	220K

MCR	92.6%
Medicaid	92.9%
Medicare	94.0%
Marketplace	85.5%

GAAP G&A Ratio	6.5%
Adjusted G&A Ratio	6.4%
Effective Tax Rate	30.0%
GAAP Pre-tax Margin	0.5%
Adjusted Pre-tax Margin	0.8%

See the Reconciliations of Unaudited Non-GAAP Financial Measures at the end of this release.

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Molina Healthcare, Inc. Reports Fourth Quarter and Year-End 2025 Financial Results

February 5, 2026
Conference Call
Management will host a conference call and webcast to discuss Molina Healthcare’s fourth quarter and year ending December 31, 2025 results, at 8:00 a.m. Eastern Time on Friday, February 6, 2026. The number to call for the interactive teleconference is (877) 883-0383 and the confirmation number is 0597929. A telephonic replay of the conference call will be available through Friday, February 13, 2026, by dialing (855) 669-9658 and entering confirmation number 4621527. A live audio broadcast of this conference call will be available on Molina Healthcare’s investor relations website, investors.molinahealthcare.com. A 30-day online replay will be available approximately an hour following the conclusion of the live broadcast.

About Molina Healthcare
Molina Healthcare, Inc., a FORTUNE 500 company, provides managed healthcare services under the Medicaid and Medicare programs and through the state insurance marketplaces. For more information about Molina Healthcare, please visit molinahealthcare.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This earnings release and the Company’s accompanying oral remarks contain forward-looking statements. The Company intends such forward-looking statements to be covered under the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements provide current expectations of future events based on certain assumptions, and all statements other than statements of historical fact contained in this earnings release and the Company’s accompanying oral remarks may be forward-looking statements. In some cases, you can identify forward-looking statements by words such as “guidance,” “future,” “anticipates,” “believes,” “embedded,” “estimates,” “expects,” “growth,” “intends,” “plans,” “predicts,” “projects,” “will,” “would,” “could,” “can,” “may,” or the negative of these terms or other similar expressions. Forward-looking statements contained in this earnings release include, but are not limited to, statements regarding the Company’s 2026 guidance and long-term performance outlook, trends with respect to rates, utilization, and medical costs, including the timing thereof and the anticipated impact on the Company’s business, and our management’s plans and objectives for future operations and business strategy.
Actual results could differ materially due to numerous known and unknown risks and uncertainties. These risks and uncertainties are discussed under the headings “Forward-Looking Statements,” and “Risk Factors,” in the Company’s Annual Report on Form 10‑K for the year ended December 31, 2024, which is on file with the U.S. Securities and Exchange Commission (the “SEC”), and in the Company’s other filings with the SEC, including its Quarterly Reports on Form 10-Q for the periods ended March 31, 2025, June 30, 2025, and September 30, 2025, which are on file with the SEC, and its Annual Report on Form 10-K for the year ended December 31, 2025, to be filed with the SEC.
These reports can be accessed under the investor relations tab of the Company’s website or on the SEC’s website at sec.gov. Given these risks and uncertainties, the Company can give no assurances that its forward-looking statements will prove to be accurate, or that any other results or developments projected or contemplated by its forward-looking statements will in fact occur, and the Company cautions investors not to place undue reliance on these statements. All forward-looking statements in this release represent the Company’s judgment as of February 5, 2026, and, except as otherwise required by law, the Company disclaims any obligation to update any forward-looking statement to conform the statement to actual results or changes in its expectations.
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Molina Healthcare, Inc. Reports Fourth Quarter and Year-End 2025 Financial Results

February 5, 2026
MOLINA HEALTHCARE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024

	(In millions, except per-share amounts)
Revenue:
Premium revenue	$10,715	$9,983	$43,052	$38,627
Premium tax revenue	538	383	1,863	1,486
Investment income	98	111	420	452
Other revenue	24	22	91	85
Total revenue	11,375	10,499	45,426	40,650
Operating expenses:
Medical care costs	10,136	9,003	39,488	34,428
General and administrative expenses	795	665	3,009	2,743
Premium tax expenses	538	383	1,863	1,486
Depreciation and amortization	44	48	195	186
Other	24	20	90	100
Total operating expenses	11,537	10,119	44,645	38,943
Operating (loss) income	(162)	380	781	1,707
Interest expense	52	34	192	118
(Loss) income before income tax (benefit) expense	(214)	346	589	1,589
Income tax (benefit) expense	(54)	95	117	410
Net (loss) income	$(160)	$251	$472	$1,179

Net (loss) income per share – Diluted	$(3.15)	$4.44	$8.92	$20.42

Diluted weighted average shares outstanding	50.8	56.5	52.9	57.7

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Molina Healthcare, Inc. Reports Fourth Quarter and Year-End 2025 Financial Results

February 5, 2026
MOLINA HEALTHCARE, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2025	2024
	Unaudited
	(Dollars in millions, except per-share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$4,248	$4,662
Investments	4,008	4,325
Receivables	3,533	3,299
Prepaid expenses and other current assets	655	487
Total current assets	12,444	12,773
Property, equipment, and capitalized software, net	301	288
Goodwill and intangible assets, net	2,195	1,938
Restricted investments	299	286
Deferred income taxes, net	178	207
Other assets	147	138
Total assets	$15,564	$15,630

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Medical claims and benefits payable	$4,887	$4,640
Amounts due government agencies	1,326	1,874
Accounts payable, accrued liabilities and other	1,093	1,331
Deferred revenue	66	51
Total current liabilities	7,372	7,896
Long-term debt	3,766	2,923
Finance lease liabilities	184	195
Other long-term liabilities	173	120
Total liabilities	11,495	11,134
Stockholders’ equity:
Common stock, $0.001 par value, 150 million shares authorized; outstanding: 51 million shares at December 31, 2025, and 56 million at December 31, 2024	—	—
Preferred stock, $0.001 par value; 20 million shares authorized, no shares issued and outstanding	—	—
Additional paid-in capital	452	462
Accumulated other comprehensive income (loss)	15	(57)
Retained earnings	3,602	4,091
Total stockholders’ equity	4,069	4,496
Total liabilities and stockholders’ equity	$15,564	$15,630

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Molina Healthcare, Inc. Reports Fourth Quarter and Year-End 2025 Financial Results

February 5, 2026
MOLINA HEALTHCARE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	December 31,
	2025	2024

	(In millions)
Operating activities:
Net income	$472	$1,179
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	195	186
Deferred income taxes	43	53
Share-based compensation	47	116
Other, net	(3)	8
Changes in operating assets and liabilities:
Receivables	(145)	(78)
Prepaid expenses and other current assets	52	(57)
Medical claims and benefits payable	(132)	(40)
Amounts due government agencies	(591)	(453)
Accounts payable, accrued liabilities and other	(221)	115
Deferred revenue	(51)	(367)
Income taxes	(201)	(18)
Net cash (used in) provided by operating activities	(535)	644
Investing activities:
Purchases of investments	(751)	(1,132)
Proceeds from sales and maturities of investments	1,408	1,111
Net cash paid in business combinations	(245)	(344)
Purchases of property, equipment, and capitalized software	(101)	(100)
Other, net	1	1
Net cash provided by (used in) investing activities	312	(464)
Financing activities:
Proceeds from borrowings under credit facility and term loans	1,100	300
Repayment of credit facility and term loans	(1,100)	(300)
Common stock purchases	(1,000)	(1,000)
Proceeds from senior notes offering, net of issuance costs	838	740
Common stock withheld to settle employee tax obligations	(37)	(57)
Other, net	29	(30)
Net cash used in financing activities	(170)	(347)
Net decrease in cash, cash equivalents, and restricted cash and cash equivalents	(393)	(167)
Cash, cash equivalents, and restricted cash and cash equivalents at beginning of period	4,741	4,908
Cash, cash equivalents, and restricted cash and cash equivalents at end of period	$4,348	$4,741

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Molina Healthcare, Inc. Reports Fourth Quarter and Year-End 2025 Financial Results

February 5, 2026
MOLINA HEALTHCARE, INC.
UNAUDITED SEGMENT DATA
(Dollars in millions)

	December 31,
	2025	2024
Ending Membership by Segment:
Medicaid	4,568,000	4,890,000
Medicare	262,000	242,000
Marketplace	655,000	403,000
Other	6,000	—
Total	5,491,000	5,535,000

	Three Months Ended December 31,
	2025			2024
	Premium Revenue	Medical Margin	MCR (1)	Premium Revenue	Medical Margin	MCR (1)

Medicaid	$8,066	$525	93.5%	$8,041	$791	90.2%
Medicare	1,549	39	97.5	1,292	81	93.8
Marketplace	1,086	12	99.0	650	108	83.3
Other	14	3	77.6	—	—	—
Consolidated	$10,715	$579	94.6%	$9,983	$980	90.2%

	Year Ended December 31,
	2025			2024
	Premium Revenue	Medical Margin	MCR (1)	Premium Revenue	Medical Margin	MCR (1)

Medicaid	$32,240	$2,652	91.8%	$30,579	$2,979	90.3%
Medicare	6,235	475	92.4	5,542	603	89.1
Marketplace	4,487	423	90.6	2,506	617	75.4
Other	90	14	83.6	—	—	—
Consolidated	$43,052	$3,564	91.7%	$38,627	$4,199	89.1%

(1)The MCR represents medical costs as a percentage of premium revenue.

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Molina Healthcare, Inc. Reports Fourth Quarter and Year-End 2025 Financial Results

February 5, 2026
MOLINA HEALTHCARE, INC.
CHANGE IN MEDICAL CLAIMS AND BENEFITS PAYABLE
(Dollars in millions)

The Company’s claims liabilities include additional reserves to account for moderately adverse conditions based on historical experience and other factors including, but not limited to, variations in claims payment patterns, changes in utilization and cost trends, known outbreaks of disease, and large claims. The Company’s reserving methodology is consistently applied across all periods presented. The amounts displayed for “Components of medical care costs related to: Prior year” represent the amounts by which the original estimates of claims and benefits payable at the beginning of the year were more than the actual liabilities based on information (principally the payment of claims) developed since those liabilities were first reported. The following table presents the components of the change in medical claims and benefits payable for the periods indicated:

	Year Ended
	December 31,
	2025	2024

	Unaudited
Medical claims and benefits payable, beginning balance	$4,640	$4,204
Components of medical care costs related to:
Current year	39,586	35,103
Prior year	(98)	(675)
Total medical care costs	39,488	34,428
Payments for medical care costs related to:
Current year	35,504	31,060
Prior year	4,154	3,239
Total paid	39,658	34,299
Acquired balances, net of post-acquisition adjustments	379	476
Change in non-risk and other payables	38	(169)
Medical claims and benefits payable, ending balance	$4,887	$4,640

Days in Claims Payable (1)	47	48

__________________
(1)The Company calculates Days in Claims Payable using claims incurred but not paid, or IBNP, and other fee-for-service payables included in medical claims and benefits payable, and quarterly fee-for-service related costs included in medical care costs within the Company’s consolidated financial statements.

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Molina Healthcare, Inc. Reports Fourth Quarter and Year-End 2025 Financial Results

February 5, 2026
MOLINA HEALTHCARE, INC.
RECONCILIATION OF UNAUDITED NON-GAAP FINANCIAL MEASURES
(In millions, except per diluted share amounts)

The Company believes that certain non-GAAP (generally accepted accounting principles) financial measures are useful supplemental measures to investors in comparing the Company’s performance to the performance of other public companies in the health care industry. The non-GAAP financial measures are also used internally to enable management to assess the Company’s performance consistently over time. These non-GAAP financial measures, presented below, should be considered as supplements to, and not as substitutes for or superior to, GAAP measures.
Adjustments represent additions and deductions to GAAP net income as indicated in the table below, which include the non-cash impact of amortization of acquired intangible assets, acquisition-related expenses, and the impact of certain expenses and other items that management believes are not indicative of longer-term business trends and operations.
Adjusted G&A Ratio represents the GAAP G&A ratio, recognizing adjustments.
Adjusted net income represents GAAP net income recognizing the adjustments, net of tax. The Company believes that adjusted net income is helpful to investors in assessing the Company’s financial performance.
Adjusted net income per diluted share represents adjusted net income divided by weighted average common shares outstanding on a fully diluted basis.
Adjusted after-tax margin represents adjusted net income, divided by total revenue.

	Three Months Ended December 31,				Year Ended December 31,
	2025		2024		2025		2024
	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share
GAAP Net (loss) income	$(160)	$(3.15)	$251	$4.44	$472	$8.92	$1,179	$20.42
Adjustments:
Amortization of intangible assets	$18	$0.35	$21	$0.36	$91	$1.71	$83	$1.43
Acquisition-related expenses (1)	9	0.18	20	0.35	55	1.04	66	1.14
Other (2)	—	—	—	—	1	0.02	16	0.28
Subtotal, adjustments	27	0.53	41	0.71	147	2.77	165	2.85
Income tax effect	(7)	(0.13)	(6)	(0.10)	(35)	(0.66)	(36)	(0.62)
Adjustments, net of tax	20	0.40	35	0.61	112	2.11	129	2.23
Adjusted net (loss) income	$(140)	$(2.75)	$286	$5.05	$584	$11.03	$1,308	$22.65

__________________
(1)Reflects non-recurring costs associated with acquisitions, including various transaction and certain integration costs.
(2)The year ended December 31, 2025, includes non-recurring litigation costs. The year ended December 31, 2024, includes non-recurring litigation costs and one-time termination benefits.
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Molina Healthcare, Inc. Reports Fourth Quarter and Year-End 2025 Financial Results

February 5, 2026
MOLINA HEALTHCARE, INC.
RECONCILIATION OF UNAUDITED NON-GAAP FINANCIAL MEASURES (CONTINUED)
2026 GUIDANCE

	Amount	Per Diluted Share (2)
GAAP Net income	$164	$3.20
Adjustments:
Acquisition-related expenses	75	1.47
Amortization of intangible assets	46	0.90
Subtotal, adjustments	121	2.37
Income tax effect (1)	(29)	(0.57)
Adjustments, net of tax	92	1.80
Adjusted net income	$256	$5.00

__________________
(1)Income tax effect calculated at the statutory tax rate of approximately 24.1%.
(2)Computations assume approximately 51.1 million diluted weighted average shares outstanding.

Non-GAAP Financial Measures
The Company includes in this release the financial measure, “new store embedded earnings,” which is a non-GAAP measure. The term is defined as the incremental diluted earnings per share impact that we expect to achieve between 2027 and 2029 related to newly awarded but not yet commenced state Medicaid contracts, and recently closed and announced acquisitions. The incremental impact reflects the expected full-year earnings for the newly awarded California, Iowa, Nebraska, New Mexico, Texas, Georgia, and Florida Medicaid contracts, the newly awarded Idaho, Illinois, Massachusetts, Michigan, and Ohio Medicare Duals contracts, and the California Medicare Health Plans and ConnectiCare acquisitions, not yet included in the 2026 full-year guidance issued by the Company. This measure excludes amortization of intangible assets and non-recurring costs associated with acquisitions, including various transaction and integration costs. The Company and management believe this measure is useful to investors in assessing the Company’s expected performance related to new contracts and acquisitions, and is used internally to enable management to assess the Company’s performance consistently over time. New store embedded earnings should be considered as a supplement to, and not as a substitute for or superior to, GAAP measures. Management is unable to reconcile this measure to the growth in GAAP earnings per share, the most directly comparable GAAP measure, without unreasonable effort due to the unknown impact from exit or disposal activities related to the MAPD product, and amortization of intangible assets related to acquisitions, which cannot be determined until purchase accounting valuations are completed. Non-recurring costs associated with acquisitions are estimated at approximately $55 million.
-END-